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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                   May 9, 2005
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION

             (Exact name of registrant as specified in its charter)

               Delaware                                 1-10218                               13-3489233
   (State or other jurisdiction of              (Commission file number)                   (I.R.S. Employer
    incorporation or organization)                                                        Identification No.)
                                                 250 Stephenson Highway
                                                  Troy, Michigan 48083
                                        (Address of principal executive offices)
                                                     (248) 824-2500

                         (Registrant's telephone number,
                              including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)
                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[   ] Pre-commencement communication    s pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

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

Item 1.01 Entry into a Material Definitive Agreement.

Amended Receivables Facility

On May 9, 2005, Collins & Aikman Products Co. ("Products"), a wholly owned subsidiary of Collins & Aikman Corporation (the "Company"), CARCORP, Inc., a wholly owned subsidiary of Products, several other subsidiaries of Products and General Electric Capital Corporation ("GECC") entered into Limited Waiver, Sixth Amendment to Receivables Transfer Agreement and Third Amendment to Receivables Purchase Agreement 6 (the "Waiver & Amendment") which waived and amended certain terms of their existing receivables transfer agreement (the "Receivables Transfer Agreement") receivables purchase agreement and certain other documents, in each case related to its off-balance sheet accounts receivable financing facility. The Waiver & Amendment waived any termination event or default under the Receivables Transfer Agreement and amended the receivables purchase agreement to effectively waive any termination event or default thereunder, in each case from the failure to comply with Products' leverage ratio covenant for the fiscal period ended March 31, 2005. This waiver applies through June 15, 2005, but may expire sooner if similar relief is not timely obtained from the lenders under Products' senior credit facility. The Waiver & Amendment amended certain terms of an existing Waiver granted by GECC dated March 17, 2005. The amended terms of the existing Waiver included (i) extending to June 15, 2005 existing waivers of any termination event or default from the failure to timely deliver audited financial statements for the fiscal year ended December 31, 2004 or failure to comply with Products' leverage ratio for the fiscal period then ended and (ii) waiving, to June 15, 2005, the failure to timely deliver unaudited financial statements for the fiscal quarter ended March 31, 2005. The Waiver & Amendment additionally provided for amendments to the Receivables Transfer Agreement, including (i) increasing the applicable margin on base rate and LIBOR based advances by 0.75%, and (ii) phasing in modified customer concentration limits that take account of the downgraded credit ratings of Ford Motor Company and General Motors Corporation. The amendment also addressed certain administrative and technical matters.

The description set forth above is qualified by Limited Waiver, Sixth Amendment to Receivables Transfer Agreement and Third Amendment to Receivables Purchase Agreement filed herewith as exhibit 99.1 and incorporated by reference herein.

Letter to Charles E. Becker

On May 11, 2005, the Company delivered a letter to Charles E. Becker, acting Chief Executive Officer of the Company which set forth certain understandings and arrangements with respect to his employment relationship with the Company. A copy of the letter is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2005, the Board of Directors of the Company accepted the resignation of David A. Stockman as Chairman of the Board, Director and Chief Executive Officer of the Company.

Charles E. Becker, a former director of the company, has agreed to serve as acting Chief Executive Officer of the Company. In addition, the Board of Directors has asked three current directors, Anthony Hardwick, Timothy D. Leuliette and Daniel P. Tredwell, to support Mr. Becker as a Temporary Steering Committee of the Board while it spearheads a search for a fulltime replacement to serve as Chief Executive Officer of the Company. In addition, Marshall Cohen, a current director of the Company, was named as non-executive interim Chairman of the Board of Directors.

Mr. Becker was a director of the company from July 2001 to May 2004. He was Vice Chairman of the Board from July 2001 until July 2002. For over 25 years, through 1998, Mr. Becker was the Chief Executive Officer and co-owner of Becker Group, Inc., a global automotive interior components supplier. Mr. Becker is the owner and Chairman of Becker Ventures, which was established in 1998 to invest in a variety of business ventures, including the manufacturing, real estate and service industries, and which is a lessor of properties to the Company. A brief description of Mr. Becker's commercial arrangements with the Company and/or its affiliates is filed herewith as Exhibit 99.2 and is incorporated by reference herein. Mr. Becker is also a director of Metaldyne Corporation and TriMas Corporation. As noted above, the Company delivered a letter to Mr. Becker which set forth certain understandings and arrangements with respect to his employment relationship with the Company. A copy of the letter is filed herewith as Exhibit 99.3.

On May 12, 2005 the Company issued a press release making several announcements, including Mr. Stockman's resignation and the appointments described above. The press release is filed herewith as exhibit 99.4. In addition, Mr. Stockman furnished the board of directors with a resignation letter that is filed herewith as exhibit 99.5.

Item 7.01. Regulation FD Disclosure.

On May 12, 2005, the Company issued a press release announcing, among other things, (i) Mr. Stockman's resignation as described above, (ii) Mr. Becker's appointment as described above, (iii) its receipt of a waiver and amendment to the accounts receivable facility, and (iv) its need for a senior credit facility waiver due to lower than expected first quarter performance. In the press release, the Company cautioned all investors and its creditors that any previous forecasts, guidance or outlook concerning financial information for all or any part of 2005 should not be relied upon at this time and that it expects EBITDA to be materially lower than previously provided guidance. The press release also discusses current liquidity challenges the Company faces. The press release is filed herewith as exhibit 99.3 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.    Description

              99.1 Limited Waiver, Sixth Amendment to Receivables Transfer Agreement and Third Amendment to
                        Receivables Purchase Agreement, dated as of May 9, 2005 among CARCORP, Products, the various Sellers party thereto and GECC

              99.2 Certain Relationships and Related Party Transactions with Charles E. Becker

              99.3      Letter to Charles E. Becker.

              99.4      Press Release dated May 12, 2005.

              99.5      Correspondence.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 12, 2005


                                   COLLINS & AIKMAN CORPORATION



                                   By:    /s/ Bryce Koth
                                          --------------------------------------
                                          Name:      Bryce Koth
                                          Title:     Chief Financial Officer

Exhibit 99.1


                         LIMITED WAIVER, SIXTH AMENDMENT

                        TO RECEIVABLES TRANSFER AGREEMENT

              AND THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

     THIS LIMITED WAIVER, SIXTH AMENDMENT TO RECEIVABLES TRANSFER AGREEMENT AND THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 9, 2005 (this "Sixth Amendment"), is entered into among (a) CARCORP, INC., a Delaware corporation ("Transferor"), (b) COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A Products"), individually, in its capacity as "Guarantor" and in its capacity as collection agent (in such capacity, the "Collection Agent"),
(c) GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as committed purchaser (in such capacity, "GECC Committed Purchaser") and as funding agent (in such capacity, "GECC Funding Agent"), (d) GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as administrative agent under the Transfer Agreement referred to below (in such capacity, "Administrative Agent"), and (e) THE PERSONS SIGNATORY AS SELLERS TO THE RECEIVABLES PURCHASE AGREEMENT REFERRED TO BELOW (the "Sellers") and relates to (i) that certain Receivables Transfer Agreement, dated as of December 20, 2001, and amended and restated as of September 24, 2002 (as so amended and restated and as may be further amended, restated, supplemented or otherwise modified from time to time, including, without limitation, by the Amendment and Waiver, dated as of August 26, 2003 (the "First Amendment"), the Second Amendment, dated as of December 18, 2003 (the "Second Amendment"), the Consent, dated as of November 30, 2004 (the "Consent"), the Third Amendment, dated as of December 10, 2004 (the "Third Amendment"), the Fourth Amendment, dated as of January 14, 2005 (the "Fourth Amendment"), the Fifth Amendment, dated as of February 22, 2005 (the "Fifth Amendment"), and the Waiver and Agreement, dated as of March 17, 2005 (the "Waiver"), the "Transfer Agreement"), among Transferor, Collection Agent, GECC Committed Purchaser, GECC Funding Agent, the other persons from time to time party thereto as "Committed Purchasers", "Funding Agents" and "CP Conduit Purchasers", and Administrative Agent, and (ii) that certain Amended and Restated Receivables Purchase Agreement, dated as of December 20, 2001 (as amended, restated, supplemented and otherwise modified from time to time, including, without limitation, by the First Amendment, dated as of September 24, 2002, and the Second Amendment, dated as of December 10, 2004, the "Receivables Purchase Agreement"), among Transferor as purchaser, C&A Products, as a Seller and the subsidiaries of C&A Products signatory thereto as Sellers. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Transfer Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Collection Agent and the Transferor have requested, and the GECC Committed Purchaser, GECC Funding Agent and Administrative Agent have consented to, certain modifications to the Transfer Agreement and Waiver as set forth herein;

     WHEREAS, the Collection Agent has advised the Administrative Agent that it may default in the observance or performance of Section 6.15 of the Senior Credit Facility with respect to the Leverage Ratio for the period ending March 31, 2005, resulting in a Termination Event under Section 7.01(n) of the Transfer Agreement (the "Specified Default");

     WHEREAS, the Collection Agent and Transferor have requested that Administrative Agent, GECC Committed Purchaser and GECC Funding Agent grant a limited waiver with respect to the Specified Default; and

     WHEREAS, the Transferor and Sellers have requested, and the GECC Committed Purchaser, GECC Funding Agent and Administrative Agent have consented to, certain modifications to the Receivables Purchase Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sellers, the Transferor, Collection Agent, Administrative Agent, GECC Committed Purchaser and GECC Funding Agent agree as follows:

     1. Limited Waiver. Upon the Sixth Amendment Effective Date (defined below), Administrative Agent, GECC Committed Purchaser and GECC Funding Agent hereby waive the Specified Default and it shall not constitute a Termination Event; provided, that such limited waiver shall expire at 11:59 p.m. (New York City time) on May 23, 2005, if such Specified Default is not effectively waived under the Senior Credit Facility on or prior to such date; provided, further, that if a formal request for waiver with respect to such Specified Default is distributed to the lenders under the Senior Credit Facility prior to May 23, 2005, and such request specifies a consent deadline prior to June 15, 2005, such limited waiver shall expire on the consent deadline specified in such request if such Specified Default is not effectively waived under the Senior Credit Facility on or prior to such consent deadline, notwithstanding the first proviso hereof; provided, further, that if prior to the dates specified in the first and second provisos hereof the lenders under the Senior Credit Facility accelerate the obligations thereunder based on such Specified Default, such limited waiver shall expire on the date on which the lenders take such action.

     2. Amendment to Receivables Purchase Agreement. With retroactive effect from March 17, 2005, the Receivables Purchase Agreement is hereby amended by deleting Section 9.1(vi) in its entirety and replacing it with the following:
"(vi) Intentionally Omitted".

     3. Amendment to Waiver. As of the Sixth Amendment Effective Date, the Waiver is hereby amended in the following respects:

          a. Section 1(a)(i) is hereby amended by adding the following before the term "(the "Covered Financial Statements"):

          and the consolidated and consolidating unaudited balance sheets as at the close of the first quarter of 2005 and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of 2005 and the end of the first quarter of 2005

          b. Section 1(a)(z) of the Waiver is hereby amended by deleting the date "May 20, 2005" and replacing it with the date "June 15, 2005".

     4. Amendments to Transfer Agreement. As of the Sixth Amendment Effective Date, the Transfer Agreement is hereby amended in the following respects:

          a. Section 2.06(f) is hereby added to the Transfer Agreement in the proper alphanumerical order as follows:

               (f) Notwithstanding anything herein to the contrary, from and after May 10, 2005, until the occurrence of a Potential Termination Event or Termination Event, the Collection Agent shall transfer to the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, as applicable, all Collections received on such day, to be applied as follows:

                    (i) first, if the then outstanding Net Investment is greater than the then applicable Maximum Allowable Investment or the Facility Limit, to the reduction of Net Investment until such Net Investment is less than or equal to the Maximum Allowable Investment and the Facility Limit;

                    (ii) second, to the payment in full of the accrued Discount and all Fees payable by the Transferor;

                    (iii) third, if C&A or any Affiliate of C&A is not then the
               Collection Agent, to the Collection Agent's account, payment in full of the Servicing Fee payable to the Collection Agent;

                    (iv) fourth, payment in full of all other Aggregate Unpaids
               (other than Net Investment) not required to be paid pursuant to clauses (i) through (iii) above;

                    (v) fifth, if C&A or any Affiliate of C&A is the Collection
               Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent;

                    (vi) sixth, apply the balance of such Collections to the
               purchase of additional undivided percentage interests pursuant to
               Section 2.02(b) hereof; and

                    (vii) seventh, remit the balance, if any, of such
               Collections remaining after the applications provided in clauses
               (i) through (vi) to the Transferor.

          b. Section 2.09(b) is amended by deleting the third, fourth and fifth sentences thereof and replacing them with the following:

          From and after May 9, 2005, (i) neither the Collection Agent nor the Transferor shall be permitted to give instructions to the Lockbox Banks, and the Administrative Agent shall have sole and exclusive control of each Lockbox Account, (ii) neither the Collection Agent nor the Transferor shall add any bank as a Lockbox Bank or terminate any bank as a Lockbox Bank without the prior written consent of the Administrative Agent, (iii) the Transferor shall not maintain any deposit accounts other than Lockbox Accounts, and (iv) the Collection Agent and Transferor shall only deposit Collections into the Lockbox Accounts or such other account as directed by the Administrative Agent in writing. Each of the Collection Agent and Transferor hereby agree that the Administrative Agent may notify each Lockbox Bank of the foregoing, including by delivering notices of effectiveness to each Lockbox Bank with respect to the related Lockbox Agreement.

          c. Section 2.27 is hereby amended by (i) deleting the phrase in the first sentence thereof ", and if by the Administrative Agent, then only at the written direction of the Collection Agent", and (ii) adding the following at the end of Section 2.27:

          Notwithstanding anything herein to the contrary, after May 9, 2005,
          (a) neither the Transferor nor the Collection Agent may give instructions with respect to the Canada/Canadian Dollar Collection Account, (b) neither the Transferor nor the Collection Agent may exchange Canadian Dollars on deposit in any Lockbox Account or Canada/Canadian Dollar Collection Account into any other currency, unless directed to do so by the Administrative Agent, and (c) all amounts denominated in Canadian Dollars on deposit in the Lockbox Accounts or Canada/Canadian Dollar Collection Account may be exchanged into U.S. Dollars by the Administrative Agent at the rate of exchange at which, in accordance with normal banking procedures, the Administrative Agent may exchange Canadian Dollars into U.S. Dollars in New York, New York (which shall not be deemed to obligate the Administrative Agent to find or use the then-lowest available rate).

          d. Sections 5.01(a)(x), 5.01(a)(xi), 5.01(a)(xii) and 5.01(a)(xiii)
     are hereby added to the Transfer Agreement in the proper alphanumerical order as follows:

               (x) Weekly Cash Forecast. On the first Business Day of every other week, rolling 8-week cash forecast for the Parent and its Subsidiaries for the 8-week period commencing on the first Business Day of the following week.

               (xi) Weekly Liquidity Report. The first Business Day of each week, report as to availability under each revolving loan and other line of credit available to Parent or any of its Subsidiaries, in each case, reporting as of the end of business on the last Business Day of the immediately preceding week.

               (xii) Projections. As soon as practicable, and in no event later than May 23, 2005, monthly projections with respect to the Parent and its Subsidiaries for the twelve (12) months after May 2005.

               (xiii) Platform Analysis and Other Information. As soon as practicable, (1) and in no event later than May 23, 2005, detailed analysis of the percentage of sales by Sellers derived from different automobile platforms, in form and substance reasonably satisfactory to Administrative Agent, and (2) all information and other documentation reasonably requested by Administrative Agent in connection with syndication of the Commitments in accordance with the Fee Letters (but subject to the proviso in Section 5.01(t)).

          e. Section 5.01(t) is amended to add the following after the final punctuation thereof:

          The Collection Agent and Transferor shall fully and promptly cooperate with the Administrative Agent, the Committed Purchasers and the CP Conduit Purchasers and their advisors and counsel with respect to the completion of their due diligence inquiry into the corporate structure of the Sellers, Collection Agent and Transferor, the Receivables, the Related Security, Collections and Proceeds with respect thereto, and the Lockbox Accounts, and any other matter with respect to which the Administrative Agent, any Funding Agent, any Committed Purchaser or any CP Conduit Purchaser may inquire, including information requested in connection with syndication of the Commitments; provided, that notwithstanding anything to the contrary, prior to the completion of the Investigation (as defined in the Waiver), neither the Collection Agent nor the Transferor shall be required to provide any information in connection with the Primary Syndication (as defined in the Fee Letters) (i) that its outside counsel or the independent counsel to Collins & Aikman Corporation's board of directors advises in good faith (a) could be reasonably expected to impact the Investigation and/or the conduct thereof or (b) would be a violation of applicable laws, rules or regulations or (ii) for which the Collection Agent or the Transferor, in its reasonable good faith judgment, believes there is insufficient or inconclusive factual support pending the Investigation's completion; provided, that the foregoing proviso shall not apply to information requested solely with respect to the Receivables, the Related Security, Collections and Proceeds related thereto. The Collection Agent and Transferor agree that they will, and will cause each Seller to, promptly execute and deliver to the Administrative Agent all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, protect and maintain the priority of any pledge, assignment or security interest granted or purported to be granted under any Transaction Document in, any property of any Seller, Collection Agent or the Transferor.

          f. Schedule A to the Transfer Agreement hereby is amended to delete the definition of "Applicable Margin" in its entirety and to replace it with the following:

     "Applicable Margin" shall mean, for any day: (a) with respect to any BR Tranche, (i) from and including the Sixth Amendment Effective Date to but excluding the ninetieth (90) day following the Sixth Amendment Effective Date, 1.50%, (ii) from and including the ninetieth (90) day following the Sixth Amendment Effective Date to but excluding the one hundred eightieth (180) day following the Sixth Amendment Effective Date, 1.75%, and (iii) thereafter, 2.00%; and (b) with respect to any Eurodollar Tranche, (i) from and including the Sixth Amendment Effective Date to but excluding the ninetieth (90) day following the Sixth Amendment Effective Date, 2.50%, (ii) from and including the ninetieth (90) day following the Sixth Amendment Effective Date to but excluding the one hundred eightieth (180) day following the Sixth Amendment Effective Date, 2.75%, and (iii) thereafter, 3.00%.

          g. Schedule A to the Transfer Agreement is hereby amended to delete the definition of "Fee Letters" in its entirety and replace it with the following:

          "Fee Letters" shall mean (i) that certain letter agreement, dated as of May 9, 2005, by and among GE Capital and Collection Agent, amending and restating that certain letter agreement, dated as of December 2, 2004, by and among GE Capital and Collection Agent, and (ii) any other letter agreement from time to time among either Transferor or Collection Agent, on the one hand, and a CP Conduit Purchaser or Committed Purchaser, on the other hand, regarding fees payable by Transferor or Collection Agent, as the case may be, to any CP Conduit Purchaser or Committed Purchaser, as the case may be.

          h. Schedule A to the Transfer Agreement is amended to add the definition of "Sixth Amendment Effective Date" in its proper alphabetical order as follows:

          "Sixth Amendment Effective Date" shall mean May 9, 2005.

          i. Schedule A to the Transfer Agreement is amended to add the definition of "Waiver" in its proper alphabetical order as follows:

     "Waiver" shall mean that certain Waiver and Agreement, dated as of March 17, 2005, among Transferor, Collection Agent, Administrative Agent, GECC Committed Purchaser and GECC Funding Agent.

          j. Schedule C of the Transfer Agreement is hereby amended by deleting the rows with respect to General Motors Corporation and Ford Motor Company in their entirety and replacing them with the following:

-------------------------------- -------------------------------------------------------------------------------------
General Motors                            For so long as General Motors Corporation is rated at least BBB- and Baa3
Corporation                      by S&P and Moody's respectively, and a Credit Default Swap is in full force and effect with an Eligible Counterparty with a Notional Amount and an expiration date satisfactory to Administrative Agent the lesser of (X) the sum of (i) the applicable percentages set forth in the definition of Concentration Factor if such
                                 Obligor was not a Special Obligor and (ii) the quotient (expressed as a percentage)
                                 of (A) the Notional Amount of the applicable Credit Default Swap divided by (B) the
                                 Outstanding Balance of Eligible Receivables and (Y) 47.5%.

                                          For so long as General Motors Corporation is rated at least BB/B-1 by S&P and the equivalent Moody's rating, and a Credit Default Swap is in full force and effect with an Eligible Counterparty with a Notional Amount and an expiration date satisfactory to Administrative Agent, the lesser of:
                                          (X) the sum of (i) the applicable percentages set forth in the definition of Concentration Factor if such Obligor was not a Special Obligor and (ii) the quotient (expressed as a percentage) of (A) 80% of the Notional Amount of the applicable Credit Default Swap divided by (B) the Outstanding Balance of Eligible
                                 Receivables, and
                                          (Y)      (i) until the earliest of (x) May 23, 2005, (y) May 18, 2005, if
                                 Transferor has not delivered to Administrative Agent a fully-executed amendment to the existing Lockbox Agreement with JPMorgan Chase Bank, N.A. which amendment adds
                                 Transferor's collection account number 323883680 thereunder and is otherwise in form and substance satisfactory to Administrative Agent, and (z) the occurrence of a Potential Termination Event or Termination Event (the "Temporary Amendment
                                 Termination Date"), 30.0%,

                                       9


                                                   (ii) so long as no Potential Termination Event or Termination
                                 Event shall have occurred and be continuing, from and after the Temporary Amendment
                                 Termination Date, 22.5%, and
                                                   (iii) if prior to the Temporary Amendment Termination Date a
                                 Potential Termination Event or Termination Event shall have occurred and be continuing, the percentage applicable in clause (X) above shall apply.

-------------------------------- -------------------------------------------------------------------------------------
Ford Motor Company                        For so long as Ford Motor Company is rated at least BBB- and Baa3 by S&P and Moody's respectively, and a Credit Default Swap is in full force and effect with an Eligible Counterparty with a Notional Amount and an expiration date satisfactory to Administrative Agent (1) the lesser of (X) the sum of (i) the applicable percentages set forth in the definition of Concentration Factor if such
                                 Obligor was not a Special Obligor and (ii) the quotient (expressed as a percentage)
                                 of (A) 80% of the Notional Amount of the applicable Credit Default Swap divided by
                                 (B) the Outstanding Balance of Eligible Receivables and (Y) 47.5%.

                                          For so long as Ford Motor Company is rated at least BB/B-1 by S&P and the equivalent Moody's rating, and a Credit Default Swap is in full force and effect with an Eligible Counterparty with a Notional Amount and an expiration date satisfactory to Administrative Agent, the lesser of:
                                          (X) the sum of (i) the applicable percentages set forth in the definition of Concentration Factor if such Obligor was not a Special Obligor and (ii) the quotient (expressed as a percentage) of (A) the Notional Amount of the applicable
                                 Credit Default Swap divided by (B) the Outstanding Balance of Eligible Receivables,
                                 and
                                          (Y)      (i) until the Temporary Amendment Termination Date, 30.0%,
                                                   (ii) so long as no Potential Termination Event or Termination
                                 Event shall have occurred and be continuing, from and after the Temporary Amendment
                                 Termination Date, 22.5%, and
                                                    (iii) if prior to the Temporary Amendment Termination Date a
                                 Potential Termination Event or Termination Event shall have occurred and be continuing, the percentage applicable in clause (X) above shall apply.
-------------------------------- -------------------------------------------------------------------------------------


     5. Representations and Warranties. Each of Transferor and Collection Agent hereby represents and warrants to Administrative Agent, GECC Committed Purchaser and GECC Funding Agent that, as of the Sixth Amendment Effective Date and after giving effect to this Sixth Amendment:

          a. The execution, delivery and performance by each of Transferor and Collection Agent of this Sixth Amendment (i) are within such Person's corporate power, and (ii) have been duly authorized by all necessary or proper corporate and shareholder action.

          b. When duly executed and delivered by each of Transferor and Collection Agent, this Sixth Amendment shall constitute a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          c. The execution, delivery and performance by Transferor and Collection Agent of this Sixth Amendment will not contravene any provision of applicable law, rule or regulation or of the articles of incorporation or bylaws of Transferor or Collection Agent or constitute a default under any agreement or any judgment, injunction, order, writ, decree or other instrument binding upon Transferor or Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of Transferor or Collection Agent (except as contemplated by Section 2.09 of the Transfer Agreement).

          d. The execution, delivery and performance of by Transferor and Collection Agent of this Sixth Amendment does not require any action by or in respect of, or filing with, any Official Body or official thereof, other than has been obtained or made and other than as will be made on Form 8-K with the Securities and Exchange Commission, which Form 8-K will disclose the transactions contemplated by this Sixth Amendment.

          e. All of the representations and warranties of Transferor and Collection Agent contained in this Sixth Amendment, the Transfer Agreement and the other Transaction Documents are true and correct in all material respects on and as of the Sixth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date (it being agreed that the representations and warranties set forth in the Waiver speak as of the date of such Waiver only), which are true and correct in all material respects as of that date).

          f. All of the representations and warranties of the Sellers contained in the Receivables Purchase Agreement and the other Transaction Documents are true and correct in all material respects on and as of the Sixth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which are true and correct in all material respects as of that date).

          g. None of the articles of organization, bylaws or analogous documents of Transferor, Collection Agent or any Seller has been amended since the last copies of such documents delivered and certified to Administrative Agent.

          h. Both immediately prior to and after giving effect to this Sixth Amendment, no Termination Event or Potential Termination Event other than the Specified Default has occurred or is continuing.

     6. Representations and Warranties of Sellers. Each Seller hereby represents and warrants to Transferor, Administrative Agent, GECC Committed Purchaser and GECC Funding Agent that, as of the Sixth Amendment Effective Date and after giving effect to this Sixth Amendment:

          a. The execution, delivery and performance by such Seller of this Sixth Amendment (i) are within such Person's corporate power, and (ii) have been duly authorized by all necessary or proper corporate and shareholder action.

          b. When duly executed and delivered by such Seller, this Sixth Amendment shall constitute a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          c. The execution, delivery and performance by such Seller of this Sixth Amendment will not contravene any provision of applicable law, rule or regulation or of the articles of incorporation or bylaws of such Seller or constitute a default under any agreement or any judgment, injunction, order, writ, decree or other instrument binding upon such Seller or result in the creation or imposition of any Adverse Claim on the assets of such Seller (except as contemplated by the Transaction Documents).

     7. Sixth Amendment Effective Date. This Sixth Amendment shall become effective as of the date first written above (the "Sixth Amendment Effective Date") upon the satisfaction of each of the following conditions, in each case, in form and substance satisfactory to Administrative Agent:

          a. Administrative Agent shall have received counterparts hereof executed by Transferor, Sellers, Collection Agent, and GECC Committed Purchaser;

          b. Administrative Agent shall have received counterparts of that certain letter agreement, dated as of May 9, 2005, by and among GE Capital and Collection Agent, with respect to fees and syndication matters (the "A&R Fee Letter");

          c. All of the representations and warranties of Transferor and Collection Agent contained in this Sixth Amendment, the Transfer Agreement and the other Transaction Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date (it being agreed that the representations and warranties set forth in the Waiver speak as of the date of such Waiver only), which shall be true and correct in all material respects as of that date);

          d. All of the representations and warranties of the Sellers contained in the Receivables Purchase Agreement and the other Transaction Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

          e. Both immediately prior to and after giving effect to the Sixth Amendment, no Termination Event or Potential Termination Event other than the Specified Default shall has occurred and be continuing.

     8. Reference to and Effect on the Related Documents.

          a. Upon the Sixth Amendment Effective Date, (i) each reference in the Transfer Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Transaction Documents to the "Receivables Transfer Agreement" or the "Transfer Agreement" shall mean and be a reference to the Transfer Agreement as amended hereby, (ii) each reference in the Receivables Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Transaction Documents to the "Receivables Purchase Agreement" or the "Purchase Agreement" shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and (iii) each reference in the Waiver to "this Agreement", "this Waiver", "hereunder", "hereof" or words of like import, and each reference in the Transaction Documents to the "Waiver" shall mean and be a reference to the Waiver as amended hereby.

          b. This Sixth Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term or condition of the Transfer Agreement or any other Transaction Document, except as expressly provided herein, (ii) prejudice any right or rights which Administrative Agent, any Committed Purchaser or any Funding Agent may now have or may have in the future under or in connection with the Transfer Agreement or any other Transaction Document,
     (iii) require Administrative Agent, any Committed Purchaser or any Funding Agent to agree to a similar transaction on a future occasion or (iv) create any rights herein to another Person or other beneficiary or otherwise.

          c. Except to the extent specifically amended hereby, the respective provisions of the Transfer Agreement and the other Transaction Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and Transferor's, each Seller's and Collection Agent's obligations under each of them are hereby confirmed as being in full force and effect.

     9. Net Investment. The Transferor hereby acknowledges and agrees that as of May 9, 2005, after giving effect to all payments made to Administrative Agent on such date, (a) the aggregate outstanding Net Investment was $188,100,000.00, and
(b) such Net Investment, and all other amounts payable under the Transfer Agreement are payable pursuant to the Transfer Agreement, as amended hereby, without defense, offset, withholding, counterclaim or deduction of any kind.

     10. Reinstatement of Obligations. In addition, to the extent that any payments or proceeds heretofore received by Administrative Agent, any Funding Agent, any CP Conduit Purchaser or any Committed Purchaser, or any part of such payments, shall be subsequently invalidated, declared to be fraudulent, a fraudulent conveyance, or preferential, set aside and/or required to be repaid to a trustee, receiver, debtor in possession, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent that such payment or proceeds received by any such Person is rescinded or must be otherwise restored by any such Person, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the Net Investment and other obligations or part thereof which were intended to be satisfied, and all rights of such Person with respect to such Net Investment or other obligations, shall be revived and continue in full force and effect, as if such payment or proceeds had never been received by such Person, and this Sixth Amendment shall in no way impair the claims of any of such Persons with respect to such revived Net Investment or other obligations.

     11. Release.

          a. Transferor and Collection Agent acknowledges that Administrative Agent, GECC Committed Purchaser and GECC Funding Agent would not enter into this Sixth Amendment without Transferor's and Collection Agent's assurance that neither of them has any claim against Administrative Agent, GECC Committed Purchaser, GECC Funding Agent or any other Indemnified Party. Each of Transferor and Collection Agent, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the "Releasors") releases each of Administrative Agent, GECC Committed Purchaser, GECC Funding Agent and each other Indemnified Party from any known or unknown claims arising out of or related to the Transaction Documents or the transactions contemplated thereby which any Releasor now has against any of Administrative Agent, GECC Committed Purchaser, GECC Funding Agent or any other Indemnified Party of any nature, including any claims that any Releasor, or any Releasor's successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability.

          b. The provisions, waivers and releases set forth in this section are binding upon each Releasor. The provisions, waivers and releases of this section shall inure to the benefit of each of Administrative Agent, GECC Committed Purchaser, GECC Funding Agent and each other Indemnified Party.

          c. The provisions of this section shall survive reduction to zero of the Net Investments, full performance of all of the terms of this Sixth Amendment, the Transfer Agreement and the other Transaction Documents and/or any action by Administrative Agent, GECC Committed Purchaser or GECC Funding Agent to exercise any remedy available under the Transaction Documents, applicable law or otherwise.

          d. Each of Transferor and Collection Agent warrants and represents that such Person is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and such Person has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Each of Transferor and Collection Agent shall indemnify and hold harmless each of Administrative Agent, GECC Committed Purchaser, GECC Funding Agent and the other Indemnified Party from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.

     12. Miscellaneous. This Sixth Amendment is a Transaction Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

     13. Counterparts. This Sixth Amendment may be executed in any number of separate original or facsimile counterparts, each of which shall collectively and separately constitute one agreement.

     14. GOVERNING LAW. THIS SIXTH AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Sixth Amendment. In the event an ambiguity or question of intent or interpretation arises, this Sixth Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Sixth Amendment.

     16/ Fees and Expenses. The Transferor acknowledges and agrees that all fees and expenses incurred by Administrative Agent, GECC Funding Agent, GECC Committed Purchaser and their legal counsel, auditors and advisors in connection with this Sixth Amendment and in connection with the audit to be performed by Administrative Agent relating to Transferor, Collection Agent and the Sellers are payable by Transferor pursuant to Section 2.23 of the Transfer Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   CARCORP, INC., as Transferor


                                   By  /s/ John A. Galante
                                       -----------------------------------------
                                   Name: John A. Galante
                                   Title: Vice President & Treasurer


                                   COLLINS & AIKMAN PRODUCTS CO., individually, as Guarantor and as Collection Agent


                                   By:  /s/ John A. Galante
                                        ----------------------------------------
                                   Name: John A. Galante
                                   Title: Vice President & Treasurer

                                   GENERAL ELECTRIC CAPITAL CORPORATION, as GECC Committed Purchaser and as GECC Funding Agent


                                   By:  /s/ Curtis J. Correa
                                        ----------------------------------------
                                   Name: Curtis J. Correa
                                   Title: Duly Authorized Signatory


                                   GENERAL ELECTRIC CAPITAL CORPORATION, as
                                   Administrative Agent


                                   By:  /s/ Curtis J. Correa
                                        ----------------------------------------
                                   Name: Curtis J. Correa
                                   Title: Duly Authorized Signatory

                               COLLINS & AIKMAN PRODUCTS CO.
                               COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC. COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC. COLLINS & AIKMAN ACCESSORY MATS, INC.
                               DURA CONVERTIBLE SYSTEMS, INC.
                               AMCO CONVERTIBLE FABRICS, INC.
                               COLLINS & AIKMAN PLASTICS, INC.
                               COLLINS & AIKMAN CANADA, INC.
                               COLLINS & AIKMAN PLASTICS, LTD.
                               BECKER GROUP, L.L.C.
                               COLLINS & AIKMAN FABRICS, INC.
                               COLLINS & AIKMAN AUTOMOTIVE INTERIORS INC.
                               COLLINS & AIKMAN AUTOMOTIVE EXTERIORS INC.
                               COLLINS & AIKMAN AUTOMOTIVE CANADA COMPANY
                               JPS AUTOMOTIVE, INC.
                               COLLINS & AIKMAN INTELLIMOLD, INC.,
                               each as Seller


                               By:      /s/ John A. Galante
                                        ----------------------------------------
                                        Name: John A. Galante
                                        Title:  Vice President

Exhibit 99.2

Certain Relationships and Related Party Transactions with Charles E. Becker

     The Company entered into a lease agreement with Becker Ventures L.L.C. ("Becker Ventures"), an entity controlled by Mr. Becker, for its headquarters at 250 Stephenson Highway, Troy, Michigan with the effective date of the lease being January 1, 2002. In March 2002, the Company entered into lease agreements with Becker Ventures, effective January 1, 2002, for 150 Stephenson Highway and 350 Stephenson Highway, Troy, Michigan. The base rent for all three premises is $13.25 per sq. ft., subject to annual CPI adjustments. Total square footage for all three locations is approximately 286,000. The leases have 20-year terms, and the Company has two five-year renewal options. The 2004 base rent for the facilities was approximately $4.0 million. In 2004, these leases were amended to provide that the Company would assume responsibility for property management with a corresponding elimination of certain aspects of the property management fees. In addition, the Company is also party to a lease with Becker Ventures for five manufacturing facilities totaling 884,000 square feet. In 2002, the Company extended the lease term an additional ten years to expire in 2021, with the base rent for these facilities totaling $3.6 million per year.

     In June 2001, Products sold and contemporaneously leased back real property located in Troy, Michigan and Plymouth, Michigan from New King, L.L.C. and Anchor Court, L.L.C., respectively, which are each affiliates of Becker Ventures, for net proceeds of $15.1 million in aggregate. The initial lease term in each transaction is 20 years and each lease has two successive ten year renewal options. The basic rent for the Troy, Michigan property is $1.3 million per year, and the basic rent for the Plymouth, Michigan property is $0.5 million per year. The rental rates in each case are subject to adjustment after expiration of the initial term.

     A related party of Mr. Becker is also a limited partner in Heartland.

Exhibit 99.3

                          Collins & Aikman Corporation
                               250 Stephenson Road
                              Troy, Michigan 41870
                                  May 11, 2005

Mr. Charles E. Becker
Collins & Aikman Corporation
250 Stephenson Road
Troy, Michigan  41870

Dear Mr. Becker:

     The Board of Directors of Collins & Aikman Corporation (the "Corporation"), hereby appoints you, and you hereby accept appointment as, acting Chief Executive Officer of the Corporation, with all of the duties and authorities of acting Chief Executive Officer and confirm that in such capacity you shall rank as the senior most executive officer of the Corporation until such time as a permanent Chief Executive Officer shall be appointed.

     The Board of Directors will cooperate fully with you to facilitate a smooth transition to your new position and we shall make available to you the full resources of the Corporation to assist in that regard. In consideration of your agreeing to serve in this capacity, we hereby confirm that you shall be indemnified as set forth in the Corporation's charter and bylaws and to the fullest extent permitted by law for all actions or omissions taken by you in your service to the Company, or any of its affiliated entities for which you perform services at the request of the Company at any time during your tenure as acting Chief Executive Officer. These rights to indemnification shall be contractual rights that cannot be terminated or amended in any respect without your prior written consent. You shall also have the benefit of the directors' and officers' insurance coverage at levels no less favorable than those in effect from time to time for the Company's senior management.

     In further consideration of your accepting this position, representatives of the Board of Directors hereby agree to work with you to develop an appropriate agreement containing terms appropriately suited to an acting chief executive officer of the Corporation which shall be submitted to the Compensation Committee and full Board of Directors. The Compensation Committee shall endeavor to finalize these employment terms within a 10 business day period from today.

     In addition, the Company hereby agrees that, subject to maintaining attorney-client privilege and any other material legal considerations, it will share with you while you are serving as acting Chief Executive Officer any written findings of the Audit Committee and its independent counsel with respect to its pending investigation into certain accounting and other related matters. The Board of Directors understands that you will not sign any Sarbanes-Oxley certification on behalf of the Corporation until such time as you are able.

                                          Sincerely,


                                          /s/ Daniel P. Tredwell
                                          --------------------------------------
                                          Daniel P. Tredwell

Exhibit 99.4

For Immediate Release

May 11, 2005


Collins & Aikman announces Stockman resignation and appointment of Becker as acting Chief Executive Officer; Company further announces receipt of receivables facility waiver and amendment and need for senior credit facility waiver due to lower than expected first quarter performance

TROY, MI ---- Collins & Aikman Corporation (NYSE: CKC) today announced that its Board of Directors has accepted the resignation of David A. Stockman as Chief Executive Officer, Chairman of the Board and a director of the company. Charles
E. Becker, a former director of the company, has agreed to serve as acting Chief Executive Officer of the company. In addition, the Board has asked three directors, Anthony Hardwick, Timothy D. Leuliette and Daniel P. Tredwell, to support Mr. Becker as a Temporary Steering Committee of the Board while it spearheads a search for a full time replacement to serve as Chief Executive Officer of the company. In addition, Marshall Cohen, a current director of the company, was named as non-executive interim Chairman of the Board of Directors.

Mr. Becker was Vice Chairman of the Board from July 2001 until July 2002 and ceased to serve as a director in May 2004. For over 25 years, through 1998, Mr. Becker was the Chief Executive Officer and co-owner of Becker Group, Inc., a global automotive interior components supplier. Mr. Becker is the owner and Chairman of Becker Ventures, which was established in 1998 to invest in a variety of business ventures, including the manufacturing, real estate and service industries, and which is a lessor of properties to the company. Mr. Becker is also a director of Metaldyne Corporation and TriMas Corporation. Mr. Hardwick has been a director since September 2004 and is currently Executive Vice President and Chief Financial Officer of Easley Custom Plastics, Inc. He was employed by the company from 1976 through 1995, when he served as Vice President, Administration and Control of the company's automotive group and then Vice President and Controller of the company. Messrs. Leuliette and Tredwell are each Senior Managing Directors and co-founders of Heartland Industrial Partners, the company's largest shareholder. Mr. Leuliette is currently the Chief Executive Officer of Metaldyne Corporation, and also serves on a number of corporate and charitable boards, and served as a director of The Federal Reserve Bank of Chicago, Detroit Branch. In 1996, Mr. Leuliette joined Penske Corporation as President and Chief Operating Officer to address operational and strategic issues. From 1991 to 1996, he served as President and Chief Executive Officer of ITT Automotive. Mr. Tredwell also serves on a number of corporate boards and has two decades of leveraged financing and buyout experience. Prior to co-founding Heartland, he served as a Managing Director at Chase Securities Inc. and had been with Chase Securities since 1985.

The company further announced today that it had obtained an amendment and waiver of its accounts receivables facility to address immediate liquidity issues arising from the recent simultaneous credit ratings downgrades of Ford Motor Company and General Motors Corporation by Standard & Poor's Corporation to below investment grade status. In addition, the company obtained a conditional waiver of a financial covenant relating to first quarter 2005 performance in its accounts receivable facility and the company also intends to seek a waiver under its senior credit facility for a breach of the same financial covenant. The company is cautioning all investors and its creditors that any previous forecasts, guidance or outlook concerning financial information for all or any part of 2005 should not be relied on at this time.

Under the terms of the company's receivables facility, the downgrades of Ford and General Motors resulted in a change in receivables concentration limits relative to these customers and, consequently, required a partial paydown of the receivables facility and reduced ongoing availability under the receivables facility. The amendment phases in modified customer concentration limits that take account of the changed credit ratings of Ford and General Motors and also increases the margins applicable to both base rate and LIBOR-based advances by 0.75% per annum. Based on receivables balances on the day following the downgrades, the company would have been obligated to reduce its receivables balances by approximately $70 million. An amendment and waiver was required since the company lacked the financial resources to timely make the paydown and availability would otherwise have been clearly inadequate for the company's ongoing operating obligations. As a result of the amendment, no immediate paydown was required. If the final phased-in terms that go into effect on May 23, 2005 were immediately in effect, the required reduction would have been approximately $15 million. The company is seeking more favorable payment terms from the downgraded customers to further benefit the company's liquidity prior to the final phase-in. With or without more favorable terms from these customers, the modified terms of the receivables facility will remain a challenge for the company.

The waiver and amendment of the accounts receivable facility also provides relief for a financial covenant breach related to first quarter 2005 performance. The covenant at issue is the consolidated leverage ratio, or consolidated debt to EBITDA, as defined in the covenant. This covenant is the same under both the company's senior credit facility and receivables facility and was recently modified. The company is still reviewing its first quarter 2005 performance and is not yet in a position to comfortably disclose estimated first quarter 2005 results. However, it expects EBITDA to be materially lower than previously provided guidance and to not satisfy the covenant requirement. The financial covenant waiver under the receivables facility expires if similar relief is not timely obtained from lenders under the company's senior credit facility. The amendment also extends the previously granted waiver for financial statement delivery requirements until June 15, 2005, absent certain adverse events prior to that date (such as termination events). If the company is unable to obtain further necessary waivers or modifications, the company, its financial condition and performance will be materially and adversely impacted.

The company continues to face significant near term liquidity challenges. The company is currently fully drawn under its senior credit facility and relies upon timely access to its receivables facility, foreign receivables factoring arrangement and fast pay financing programs to fund ongoing operations. In addition to the receivables facility, the company has a significant foreign factoring arrangement, under which outstanding factored balances were approximately $96 million at March 31, 2005. These are generally terminable on short notice. A material European factoring arrangements that relates principally to one customer is due to expire at the end of this month. If this facility is not extended or renewed on acceptable terms, the company will seek more favorable payment terms from the customer. As a general matter, the company has sought with some success and will continue to seek earlier collections or more favorable payment terms from customers or through third party fast pay programs. The company is in the process of tran-sitioning the General Motors fast pay program administered by GECC to one administered by GMAC that will provide a commitment to October 2005. In addition, the company is continuing to work with its largest customers and suppliers to enhance commercial terms to improve operating results, cost recovery and liquidity. There can be no assurance that the company will be successful in these or any other efforts to improve results or enhance liquidity.

As of May 11, 2005, the company had cash and availability under its financing arrangements of approximately $19.5 million. Taking account of the amended terms of the receivables facility, depending upon many factors, the company expects to operate for the near future on a global basis with approximately $20 million or less of daily available liquidity. The company's near term cash requirements, apart from financing its ongoing operating obligations, include capital expenditures and a scheduled interest payment on debt securities of approximately $26.9 million on June 30, 2005 and $26.7 million on August 15, 2005. Capital expenditures for 2005 may be higher than previous guidance and, for the first quarter, capital expenditures were approximately $50 million. The company continues to expect that the first quarter will be the highest quarter for capital expenditures in 2005. During this period of difficult liquidity, the company has extended payables to ensure adequate cash balances to support its operations and may continue to do so as it works with customers, suppliers and creditors. The company's ability to meet its obligations and to make necessary capital expenditures will depend on a number of factors, including, without limitation, its continuing cash flow from operations, its ability to address financial covenant defaults, continued compliance with its debt instruments generally and sufficient continuing availability to the previously mentioned financing arrangements. The company will also be impacted by the mounting competitive challenges facing its customers and the continuing pressure being placed upon it by rising raw material and other costs in the face of lower demand.

Due to the previously announced and ongoing investigation into certain accounting matters, the company has not completed its 2004 audited financial statements and is still in the process of reviewing results for the first quarter 2005. Its first quarter financial results continue to be subject to some uncertainty due to a number of issues, including the impact of the ongoing accounting investigation. As noted above, the company expects to initiate a process with its senior lenders to seek a similar waiver under the senior credit facilities and the failure to obtain such a waiver will terminate its receivables facility waiver period and permit a termination of the receivables facility. The company cannot predict whether it will receive the relief it is requesting from its senior lenders. The existence of an event of default under the senior credit agreement permits the acceleration of amounts outstanding thereunder and foreclosure by the senior lenders on the company's assets securing their obligations. In addition, this may have adverse consequences under the company's material lease agreements. The company's existing waivers of financial statement delivery requirements have a limited duration (June 15, 2005) and are premised on certain conditions, including continued compliance with financial covenants and no material adverse developments. The continued effectiveness of these waivers and the ability to timely obtain any further necessary waivers or amendments cannot be assured.

The company further commented on the status of the ongoing investigation by the Board's audit committee into the company's accounting for certain supplier rebates. The company previously reported that it had identified certain accounting for supplier rebates that led to premature or inappropriate revenue recognition or that was inconsistent with relevant accounting standards and the company's policies and practices. While the investigation is ongoing, the audit committee has preliminarily indicated that it believes that the company's previously announced estimated adjustments to reported periods to correct the accounting for these rebates will likely be understated, but it has not yet quantified the extent of this and has not submitted its findings to management for review at this time. In addition to vendor rebates, the audit committee's investigation also is reviewing the company's forecasts for the first quarter of 2005 and related matters, as well as other matters that have arisen in the course of its investigation. The company cannot currently comment upon the timing for completion of, or the ultimate scope or outcome of, the audit committee investigation, the audit or any necessary restatements.

As previously discussed, the company has not yet filed its annual report on Form 10-K for 2004 due to this accounting matter and the need for additional time for completion of the 2004 audit and the review of internal controls over financial reporting under Section 404 under Sarbanes-Oxley, and it does not expect to make its first quarter 2005 filing on a timely basis.

*  *  *  *  *

Collins & Aikman Corporation, a Fortune 500 company, is a global leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, automotive fabric, plastic-based trim, and convertible top systems. Headquartered in Troy, Michigan, we have a workforce of approximately 23,000 and a network of more than 100 technical centers, sales offices and manufacturing sites in 17 countries throughout the world. Information about Collins & Aikman is available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Contact:

------------------------------------ -------------------------------------------
Bryce Koth                           David A. Youngman
Chief Financial Officer              Director of Corporate Communications
(248) 824-1520                       (248) 733-4355
bryce.koth@colaik.com                david.youngman@colaik.com
------------------------------------ -------------------------------------------

Exhibit 99.5

May 11, 2005

Collins & Aikman Corporation
c/o Mr. Marshall Cohen
250 Stephenson Highway
Troy, Michigan 48083

To the Board of Directors:

     I hereby resign effective immediately as Chief Executive Officer, Chairman of the Board and as a Director of the Company and as a Director and Officer of all direct and indirect subsidiaries of the Company for which I currently serve as either a Director or Officer.

Sincerely,

/s/ David A. Stockman
----------------------
David A. Stockman